Exhibit 99.1

Logiq Reports Fiscal Year and Record Q4 2021 Financial Results

●	FY21 gross profit increased 73.8% YOY hitting $11.1 million on $37.3 million in revenue

●	FY21 gross margin percentage increased significantly to 29.6% versus 16.8% a year ago

●	Record 4Q-21 revenue exceeds Company’s Jan. 6, projection by $800,000, doubling YOY to $13.1 million

●	Reorganized business focus demonstrated higher quality revenue streams and wider margins

●	M&A pipeline of EBITDA accretive acquisitions seen as key catalyst of 2022 growth

●	Company projects 2022 revenue up 30% YOY to $50-$75 million, profitability in early 2023

●	Closed Battle Bridge Deal – projected as synergistic and accretive to 2022 earnings

NEW YORK CITY, NY -- April 1, 2022 — Logiq, Inc. (OTCQX: LGIQ, NEO: LGIQ), a global provider of award-winning digital consumer acquisition solutions, today announced its results for the fourth quarter and full year ended December 31, 2021.

Recent Highlights

●	Completed the transfer of AppLogiq assets (rebranded as GoLogiq) into its majority owned public entity Lovarra (OTC: LOVA) to unlock the value of this dynamic, southeast Asia focused fintech; those shares’ spin-off to shareholders is slated to close in mid-2022

●	Restructured senior management teams to facilitate both Logiq and GoLogiq execution, strategic initiatives and M&A

●	Closed acquisition of Battle Bridge Labs companies, including Section 2383, LLC (collectively, “Battle Bridge”) assets, seen as synergistic and accretive to 2022 earnings

Financial Highlights

●	Revenues for the full year 2021 were $37.3 million, as the Company pivoted its new business development to higher margin customers.

●	FY 2021 gross profit increased 73.8% to $11.1 million for a 29.6% gross margin.

●	Dec. 31, 2021, cash, cash equivalents and restricted cash totaled $1.6 million.

●	Excluding AppLogiq, Logiq FY21 revenues rose 51.8% to $23 million.

Q4 2021 Operational Highlights

●	Acquired 78.5% control position of Lovarra (OTC: LOVA), a fully reporting U.S. public company to enable LGIQ shareholders’ direct participation in AppLogiq’s growth

●	The Logiq Consumer Marketplace (LCM) advanced scoring system for customer acquisitions drove new customer program offering ramp-up. LCM serves several high-value customers and brands across a diverse range of industries

Closed Battle Bridge Acquisition

Yesterday, the Company announced it has completed the acquisition of certain assets of Battle Bridge Labs companies, including Section 2383, LLC (collectively “Battle Bridge”) a Tulsa, Oklahoma-based digital brand marketing agency, on schedule, previously announced February 17 as a binding LOI.

Logiq anticipates booking $3.8 million in Battle Bridge revenue with $1.4 million in EBITDA cash flow over the next 12 months beginning April 1. Structured as an asset purchase, Logiq purchased certain Battle Bridge assets including customer lists and contracts, trade names and trademarks, marketing resources and assets, proprietary tech and processes, and more for $3.25 million. The purchase price consisted of $250,000 in cash and the issuance of $3 million in restricted Logiq common shares which are subject to a minimum six-month lockup with leak-out gates for one year thereafter. Concurrent with the transaction, Logiq is employing numerous key Battle Bridge employees.

The transaction brings Logiq incremental revenue and projected accretive earnings while synergistically increasing its competitive advantages, content creation resources and broadening its digital marketing expertise enabling both businesses to scale their assets and operations for accelerating growth.

Management Commentary

Despite the now-fading COVID-19 headwinds, Logiq reported a year of solid progress, financial performance and business achievements in 2021. The Company has focused its business on higher quality, more profitable revenue streams and, as a result, has already nearly doubled its Q4-21 gross margins year over year.

Logiq Chief Executive Officer, Brent Suen, commented, “While a little lumpy, our strong revenue growth and margin expansion achieved last year demonstrates our re-tooled business plan is succeeding, and it’s only the second inning. In 2021, we took several pivotal steps to reach far higher levels of growth and profitability by reinforcing and broadening our ad-tech and mar-tech digital platforms that are now capable of scaling to over $100 million in annual sales without significant capital expenditure.”

In pursuit of highly scalable, profitable business in the under-served southeast Asia marketplace, Logiq in 2021 reorganized and spun off its AppLogiq (GoLogiq) fintech business unit with a dedicated expert management team enabling it to more nimbly focus on higher-margin, larger-revenue opportunities. AppLogiq has applied to FINRA to change its name, and ticker symbol to reflect “GoLogiq.”

“Our solid 2021 performance confirms our strategy is succeeding, while the separation of Logiq and GoLogiq strengthens both companies’ ability to close strategic, accretive M&A targets in their fast-growing but highly fragmented industries,” Mr. Suen added. “Logiq’s acquisition pipeline, while always screening for accretive EBITDA, is specifically structured to boost competitive advantages, and provide out-sized customer base cross-selling and up-sell opportunities as a post-acquisition organic growth driver.

“The Battle Bridge acquisition exemplifies our accretive acquisition strategy to gain substantial revenue growth and margin expansion opportunities near and long term,” Mr. Suen said. “We are closely evaluating several well managed businesses with attractive valuations that offer the scale and expertise to synergistically drive our market penetration and shareholder value.”

“Looking ahead through 2022,” he concluded, “In addition to our growth initiatives, we are also actively planning to create and integrate our own NFTs to leverage our ad-tech and mar-tech platform and facilitate deploying industry influencers to boost those results and identify high buying-intent consumers.”

Although Logiq is still in the early stages of its growth phase, it forecasts its 2022 revenues will grow over 30% to $50 to $75 million and to reach a breakeven EBITDA run rate by the end of the year, attaining profitability in 2023.”

Q4 2021 Financial Highlights

Consolidated revenue increased 99.5% to a record $13.1 million in the fourth quarter 2021, compared with $6.6 million in the year-ago quarter, as the COVID-19 impact began fading and the Company shifted its focus and business mix to higher margin revenue.

The Company’s AppLogiq mCommerce platform-as-a-service (PaaS) contributed $6.2 million or 47.3% of fourth quarter consolidated revenue quarter, increasing 193.7% from $2.1 million in the year-ago quarter. The increase was driven by the shift to targeting higher-margin end-customers compared with low-margin, high-volume, white-label resellers. DataLogiq (GoLogiq) platform revenues contributed $6.9 million or 52.7% of consolidated revenue, increasing 55.0% from $4.5 million a year ago. The revenue increase was primarily due to a substantial increase in the data monetization business and the inclusion of Push Interactive revenue.

Consolidated gross profit increased 193.6% to $4.1 million on a 31.0% gross margin in Q4 2021 compared with $1.4 million or 21.1% respectively in the year-earlier quarter, reflecting scale from higher revenues and the strategic shift to targeting the high-margin end-customer segment.

Total operating expenses increased 9.8% to $9.4 million in Q4 2021 from $8.5 million in the year-ago quarter primarily due to increases in R&D and sales and marketing.

Q4-21 net loss was $5.3 million compared to a net loss of $7.1 million in the prior year. As of December 31, 2021, the Company’s cash, cash equivalents and restricted cash totaled $1.6 million.

FY 2021 Financial Highlights

Consolidated Logiq revenues decreased 1.5% to $37.3 million 2021, compared with $37.9 million for 2020 primarily due to the 37.0% decrease in AppLogiq 2021 revenues resulting from a loss of customers from the adverse effects of the pandemic as well as a strategic shift away from white label APP resellers and towards higher margin direct marketing customers.

Excluding the AppLogiq (GoLogiq) business, Logiq revenues increased 51.8% to $23.0 million from $15.2 million for the year ended Dec. 31, 2020.

Gross profit increased 73.8% to $11.1 million, for a 29.6% gross margin, for the full year 2021, compared to $6.4 million or 16.8% gross margin a year ago.

Total operating expenses increased 53.4% to $31.6 million for full year 2021 from $20.6 million in the same year-ago period, primarily from higher DataLogiq operating expenses that increased $8.5 million year over year.

Net loss was $20.1 million or $(0.95) per basic and fully diluted share in the full year 2021, compared to a net loss of $14.5 million or $(1.14) per basic and fully diluted share in 2020. The increase in the net loss was primarily due to the net loss from the DataLogiq, and higher R&D, G&A, and stock-based compensation.

2022 Guidance

The Company projects annualized revenues for fiscal 2022 to be in the range of $50 million to $75 million, reaching a breakeven EBITDA run rate by the end of 2022 and attaining profitability in early 2023. This forecast is based upon the Company’s potential deal pipeline, which includes M&A and potential partnerships and client relationships.

Conference Call

Logiq management will host a conference call, followed by a question-and-answer period.

Date: Friday, April 1, 2022, Time: 10:30 a.m. Eastern time (7:30 a.m. Pacific time)

To access via web, webcast

https://viavid.webcasts.com/starthere.jsp?ei=1540927&tp_key=39132df408

To access by phone

Toll-free dial-in number: 1-800-289-0438

International dial-in number: 1-323-794-2423

Please call the conference telephone number 15 minutes prior to the start time. An operator will register your name and organization.

A replay of the call will be available after 1:30 p.m. Eastern time on the same day through Friday, April 15, 2022, as well as available for replay via the Investors section of the Logiq website at www.logiq.com/ir.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 5693282

About Logiq

Logiq Inc. is a U.S.-based leading global provider of e-commerce and digital customer acquisition solutions by simplifying digital advertising. It provides a data-driven, end-to-end marketing through its results solution or providing software to access data by activating campaigns across multiple channels.

Connect with Logiq: Website | LinkedIn | Twitter | Facebook

The Company’s Digital Marketing business includes a holistic, self-serve ad tech platform. Its proprietary data-driven, AI-powered solutions allows brands and agencies to advertise across thousands of the world’s leading digital and connected TV publishers.

Logiq’s Lovarra subsidiary, a fully reporting U.S. public company listed on the OTC Markets, recently acquired the Company’s AppLogiq assets. This includes CreateApp™, the award-winning software-as-as-service (SaaS) platform that enables small and medium-sized businesses worldwide to easily create and deploy a native mobile app for their business. AppLogiq also includes platforms for mobile payments and food delivery, and the licenses of its technologies to third parties. Logiq is planning a mid-2022 distribution of Lovarra to Logiq’s shareholders of record on December 30, 2021.

Important Cautions Regarding Forward Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, potential strategic transactions, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, and the valuation and success of the businesses after completion of the transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings, and filings made pursuant to Canadian securities legislation that are available on www.sedar.com, including under the heading “Risk Factors” in the Company’s Canadian Prospectus.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

(financial tables follow)

Results of Operations for the Three Months ended December 31, 2021 and 2020

	For the three months ended
	December 31, 2021		December 31, 2020		Change
Revenue (service)	$13,136,311	100.0%	$6,583,634	100.0%	$6,552,677	99.5%
Cost of revenues (service)	9,060,147	69.0	5,195,432	78.9	3,864,715	74.4
Gross profit	4,076,164	31.0	1,388,202	21.1	2,687,962	193.6

Depreciation and amortization	1,030,932	7.8	611,372	9.3	419,560	68.6
General and administrative	3,869,768	29.5	4,643,766	70.5	(773,998)	(16.7)
Sales and marketing	1,098,004	8.4	726,662	11.0	371,342	51.1
Research and development	3,390,493	25.8	2,568,120	39.0	822,373	32.0
Total operating expenses	9,389,197	71.5	8,549,920	129.9	839,277	9.8
(Loss) from operations	(5,313,033)	(40.4)	(7,161,718)	(108.8)	1,848,685	(25.8)

Other (Expenses)/Income, net	18,478	0.14	19,235	0.29	(757)	(3.9)
Impairment loss on investment in associate	-	-	-	-	-	-
Net (Loss) before income tax	(5,294,555)	(40.3)	(7,142,483)	(108.5)	1,847,928	(25.9)
Income tax (expense)	(1,440)	(0)	-	-	(1,440)	(0)
Net (Loss)	(5,295,995)	(40.3)	(7,142,483)	(108.5)	1,846,488	(25.9)

LOGIQ, INC.

Consolidated Statements of Operations

	For the years ended December 31,
	2021	2020
	(Audited)	(Audited)

Service Revenue	$37,346,859	$37,910,393
Cost of Service	26,290,203	31,546,948
Gross Profit	11,056,656	6,363,445

Operating Expenses
Depreciation and amortization	3,782,136	1,966,045
General and administrative	18,166,721	10,994,815
Sales and marketing	2,296,483	1,423,909
Research and development	7,400,732	6,244,704
Total Operating Expenses	31,646,072	20,629,473

(Loss) from Operations	(20,589,416)	(14,266,028)

Other (Expenses)/Income, net	474,510	(243,641)

Net (Loss) before income tax	(20,114,906)	(14,509,669)
Income tax (Corporate tax)	(11,881)	-
Net (Loss)	$(20,126,787)	$(14,509,669)

Net (Loss) per common share - basic and fully diluted:	(0.9499)	(1.1444)

Weighted average number of basic and fully diluted common shares outstanding*	21,187,556	12,678,904

*	The weighted average number of shares of common stock has been retroactively restated to reflect the 1 for 13 reverse stock-split on February 25, 2020

LOGIQ, INC.

Consolidated Balance Sheets

	December 31	December 31
	2021	2020
	(Audited )	(Audited)
ASSETS
Non-current assets
Intangible assets, net	14,797,196	11,736,540
Property and equipment, net	153,973	178,561
Goodwill	5,577,926	5,078,090
Total non-current assets	20,529,095	16,993,191

Current assets
Amount due from associate	7,208,700	5,673,700
Accounts receivable	3,966,086	2,618,494
Right to use assets - operating lease	91,571	364,234
Prepayment, deposit and other receivables	804,011	206,443
Financial assets held for resale	681	594,263
Restricted cash	22,513	10,889
Cash and cash equivalents	1,563,752	3,478,889
Total current assets	13,657,314	12,946,912
Total assets	$34,186,409	$29,940,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	2,293,858	1,009,204
Accruals and other payables	1,804,131	1,110,732
Deferred revenue	10,500	46,857
Lease liability - operating lease	91,571	364,234
Convertible promissory notes	-	2,911,000
Amount due to director	-	77,500
Deposits received for share to be issued	401,028	-
Total current liabilities	4,601,088	5,519,527

Non-Current Liabilities
Other loan	10,000	10,000
Notes payable	-	507,068
Total non-current liabilities	10,000	517,068
Total liabilities	$4,611,088	$6,036,595

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 250,000,000 shares authorized, 26,350,756 and 15,557,439 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively*	2,635	1,556
Additional paid-in capital	82,473,004	66,739,895
Capital reserves	29,349,795	19,285,383
Accumulated deficit brought forward	(82,250,113)	(62,123,326)
Total stockholder’s equity	29,575,321	23,903,508
Total liabilities and stockholders’ equity	$34,186,409	$29,940,103

*	The number of shares of common stock has been retroactively restated to reflect the 1 for 13 reverse stock-split on February 25, 2020.